EXHIBIT 12.A
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June 13, 2004


Board of Directors
Microsourceonline Inc.
2810 Matheson Boulevard East.
Suite 200
Mississauga, Ontario
L4W 4X7




Dear Sirs:

This letter is to constitute our consent to include the audit report of Microsourceonline Inc.as of May 31, 2004 in the Registration Statement filed on Form SB-1 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,


DANZIGER & HOCHMAN




/s/ Gary Cilevitz


Gary Cilevitz, C.A.

GC/rb